As filed with the Securities and Exchange Commission on May 8, 2012

Registration No. 333-176367

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

on Form S-8 to Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSQUEHANNA BANCSHARES, INC.

(Exact name of company as specified in its charter)

Pennsylvania	23-2201716
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26 North Cedar Street Lititz, Pennsylvania	17543
(Address of principal executive offices)	(Zip Code)

Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan

Graystone Financial Corp. 2007 Stock Incentive Plan

American Home Bank, National Association 2001 Stock Option Incentive Plan

First Chester County Corporation Amended and Restated 1995 Stock Option Plan

(Full titles of the plans)

William J. Reuter

Chairman and Chief Executive Officer

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, Pennsylvania 17543

(name and address of agent for service)

(717) 626-4721

(telephone number, including area code, of agent for service)

Copies of all communications to:

Joanne R. Soslow Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000	Lisa M. Cavage Senior Vice President, Secretary and Counsel Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, Pennsylvania 17543 (717) 626-4721

This Post-Effective Amendment No. 2 on Form S-8 to Form S-4 amends the Registration Statement on Form S-4 (No. 333-176367) of Susquehanna Bancshares, Inc. (“Susquehanna”) declared effective on August 17, 2011, as amended by Post-Effective Amendment No. 1 on Form S-8 to Form S-4, filed with the Securities and Exchange Commission on March 30, 2012, and relates to 566,085 shares of Susquehanna’s common stock (the “Plan Shares”) that Susquehanna may issue under the plans referred to above. The plans and all outstanding options granted under the plans were assumed by Susquehanna upon the effective time of its acquisition of Tower Bancorp, Inc. at 11:58 p.m. on February 17, 2012. The registration fees in respect of the Plan Shares were paid at the time of the original filing of the Registration Statement on Form S-4, which registered 34,000,000 shares, including the Plan Shares. In addition, pursuant to Rule 416(a), the Registration Statement also relates to an indeterminate number of shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the terms of the plans.

EXPLANATORY NOTE

On March 30, 2012, Susquehanna Bancshares, Inc. (“Susquehanna”) filed a Post-Effective Amendment No. 1 on Form S-8 (“Post-Effective Amendment No. 1”) to its Registration Statement on Form S-4 (No. 333-176367) (as so amended, the “Prior Registration Statement”). Susquehanna hereby files this Post-Effective Amendment No. 2 to the Prior Registration Statement to correct an administrative error in Post-Effective Amendment No. 1. Post-Effective Amendment No. 1 incorrectly references the Tower Bancorp, Inc. Stock Option Plan for Outside Directors instead of the Graystone Financial Corp 2007 Stock Incentive Plan. By filing of this Post-Effective Amendment No. 2, Susquehanna hereby amends Post-Effective Amendment No. 1 so that all references to the Tower Bancorp, Inc. Stock Option Plan for Outside Directors are replaced by references to the Graystone Financial Corp. 2007 Stock Incentive Plan. A copy of the Graystone Financial Corp. 2007 Stock Incentive Plan is filed as Exhibit 99.2 hereto. This Post-Effective Amendment No. 2 does not update, amend, or modify any other information, statement, or disclosure contained in the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5.1 of Amendment No. 1, filed October 3, 2011, to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5.1 of Amendment No. 1, filed October 3, 2011, to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

24.1	Powers of Attorney (Included on the signature page to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

99.1	Tower Bancorp, Inc. Non-Qualified Stock Option Plan (Incorporated by reference to Exhibit 99.1 to Tower Bancorp, Inc.’s Registration Statement on Form S-8 filed by Tower Bancorp, Inc. on November 20, 1997 (File No. 333-40661)).

99.2	Graystone Financial Corp. 2007 Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to Tower Bancorp, Inc.’s Current Report on Form 8-K filed on March 31, 2009).

99.3	American Home Bank, National Association 2001 Stock Option Incentive Plan (Incorporated by reference to Exhibit 10.37 to First Chester County Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-12870)).

99.4	First Chester County Corporation Amended and Restated 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.36 to Tower Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34277).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lititz, Commonwealth Pennsylvania on May 8, 2012.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ WILLIAM J. REUTER
	Name:	William J. Reuter
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. REUTER	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2012
William J. Reuter

/s/ DREW. K. HOSTETTER	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2012
Drew K. Hostetter

*	Director	May 8, 2012
Anthony J. Agnone, Sr.

*	Director	May 8, 2012
Wayne E. Alter, Jr.

*	Director	May 8, 2012
Eddie L. Dunklebarger

*	Director	May 8, 2012
Henry R. Gibbel

*	Director	May 8, 2012
Bruce A. Hepburn

*	Director	May 8, 2012
Donald L. Hoffman

*	Director	May 8, 2012
Sara G. Kirkland

Director
Jeffrey F. Lehman

*	Director	May 8, 2012
Michael A. Morello

*	Director	May 8, 2012
Scott J. Newkam

Director
Robert E. Poole, Jr.

Director
Andrew Samuel

*	Director	May 8, 2012
Christine Sears

*	Director	May 8, 2012
James A. Ulsh

*	Director	May 8, 2012
Robert V. Wiest, Sr.

Director
Robert W. White

*By:	/s/ WILLIAM J. REUTER
William J. Reuter
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5.1 of Amendment No. 1, filed October 3, 2011, to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (Incorporated by reference to Exhibit 5.1 of Amendment No. 1, filed October 3, 2011, to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

24.1	Powers of Attorney (Included on the signature page to Susquehanna’s Registration Statement on Form S-4 (Registration No. 333-176367) filed on August 17, 2011).

99.1	Tower Bancorp, Inc. Non-Qualified Stock Option Plan (Incorporated by reference to Exhibit 99.1 to Tower Bancorp, Inc.’s Registration Statement on Form S-8 filed by Tower Bancorp, Inc. on November 20, 1997 (File No. 333-40661)).

99.2	Graystone Financial Corp. 2007 Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to Tower Bancorp, Inc.’s Current Report on Form 8-K filed on March 31, 2009).

99.3	American Home Bank, National Association 2001 Stock Option Incentive Plan (Incorporated by reference to Exhibit 10.37 to First Chester County Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-12870)).

99.4	First Chester County Corporation Amended and Restated 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.36 to Tower Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34277).